UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2020, Beacon Roofing Supply, Inc. (the "Company") announced the appointment of Frank A. Lonegro, age 51, as Executive Vice President and Chief Financial Officer. He is currently scheduled to join Beacon on April 20, 2020 as Executive Vice President and will subsequently assume the role of Chief Financial Officer on or about May 15, 2020 upon current Chief Financial Officer Joseph Nowicki’s transition of duties prior to his departure from the Company. A copy of the press release announcing Mr. Lonegro’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Lonegro’s compensation will consist of an annual salary of $550,000, with a target annual incentive of 80% of his annual salary. His incentive for fiscal year 2020 will be pro-rated for his time in the position. The financial performance portion of his fiscal year 2020 incentive will pay out at a minimum of target.

For fiscal year 2020, on his start date, Mr. Lonegro will be granted stock options and time-based restricted stock units under the Company's Second Amended and Restated 2014 Stock Plan (the “2014 Stock Plan”) having an aggregate value, after pro-ration, of $500,000 at the date of grant, with 25% of the value in options and 75% in time-based restricted stock units. The stock options will vest one-third annually starting on the first anniversary of the grant and expire on the tenth anniversary of the date of grant. The restricted stock units will vest on the third anniversary of the date of grant.

In addition, on his start date, Mr. Lonegro will be granted a sign-on award of stock options and time-based restricted stock units under the 2014 Stock Plan having an aggregate value of $700,000 at the date of grant, with 25% of the value in stock options and 75% in time-based restricted stock units. The stock options will vest one-third annually starting on the first anniversary of the grant and expire on the tenth anniversary of the date of grant. The restricted stock units will vest one-half annually starting on the first anniversary of the grant. Mr. Lonegro also will receive relocation assistance and other benefits typical for Company executives.

In connection with the Company’s regular equity compensation grants to be made in the first quarter of fiscal year 2021, Mr. Lonegro will be granted stock options, time-based restricted stock units, and performance-based restricted stock units under the 2014 Stock Plan. The aggregate value of these awards will be $1,010,000 at the date of grant.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
99.1	Beacon Roofing Supply, Inc. press release dated April 15, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: April 15, 2020	By:	/s/ JOSEPH M. NOWICKI
Joseph M. Nowicki
Executive Vice President & Chief Financial Officer